Exhibit 99.1
2111 N. Franklin Dr.
Washington, PA 15301
www.communitybank.tv

CB FINANCIAL SERVICES, INC.
ANNOUNCES COMPLETION OF $7.5 MILLION STOCK REPURCHASE PROGRAM

Washington, PA – February 15, 2022. CB Financial Services, Inc. (the “Company”) (NASDAQ: CBFV), the holding company for Community Bank, announced today that it has completed its $7.5 million stock repurchase program, which commenced on June 14, 2021. In connection with the program, the Company purchased a total of 308,993 shares of the Company’s common stock at an average price of $24.27 per share.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.

For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 225-2400
Fax: (724) 225-4903

Investor Relations:
Jeremy Hellman, Vice President
The Equity Group Inc.
Phone: (212) 836-9626
Email: jhellman@equityny.com

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